Company Contact:
Paul Dascoli
Chief Financial Officer
(614) 474-4300

Media Contact:
Barbara Coleman
Corporate Communications
(614) 474-4083, bcoleman@express.com
Investor Contacts:
ICR, Inc.
Allison Malkin / Anne Rakunas
(203) 682-8200 / (310) 954-1113

EXPRESS ANNOUNCES THEO KILLION APPOINTMENT TO THE BOARD

Columbus, Ohio, April 26, 2012 - Express, Inc. (NYSE: EXPR), a specialty retail apparel chain operating over 600 stores, today announced that Theo Killion has been appointed to its Board of Directors as a Class III director, effective today. Mr. Killion is Chief Executive Officer and a director of Zale Corporation. Michael Weiss, Chairman of the Board and the Company's President and Chief Executive Officer commented: “I am delighted to welcome Theo to the Board and look forward to working with him again. Theo's extensive retail experience in strategy and business development, talent development and risk management will be valuable to Express as we continue to deliver on our four pillars of growth.”

Mr. Killion has served as Chief Executive Officer of Zale Corporation since September of 2010. Prior to becoming CEO, he served in a variety of other positions with Zale including Interim CEO, President, and Executive Vice President of Human Resources, Legal and Corporate Strategy. Before joining Zale, Mr. Killion worked as an executive recruiter with Berglass+Associates; served as Executive Vice President of Human Resources for Tommy Hilfiger and held various management positions with Limited Brands.

Mr. Killion will also serve on the Company's Compensation and Governance Committee.

Following this announcement, the Board will include seven members, five of whom are independent, and each of whom possesses significant professional experience, particularly in the financial, retail and business services sectors both domestically and internationally.

About Express, Inc.:
Express is a specialty apparel and accessories retailer of women's and men's merchandise, targeting the 20 to 30 year old customer. The Company has over 30 years of experience offering a distinct combination of fashion and quality for multiple lifestyle occasions at an attractive value addressing fashion needs across work, casual, jeanswear, and going-out occasions. The Company currently operates over 600 retail stores, located primarily in high-traffic shopping malls, lifestyle centers, and street locations across the United States, in Canada and in Puerto Rico, and also distributes its products through the Company's e-commerce website, www.express.com.

Forward-Looking Statements:

Certain statements in this press release are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not directly relate to any historical or current fact and include, but are not limited to, future company growth. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are (1) changes in consumer spending and general economic conditions; (2) our ability to identify and respond to new and changing fashion trends, customer preferences and other related factors; (3) fluctuations in our sales and results of operations on a seasonal basis and due to store events, promotions and a variety of other factors; (4) increased competition from other retailers; (5) the success of the malls and shopping centers in which our stores are located; (6) our dependence upon independent third parties to manufacture all of our merchandise; (7) our growth strategy; and (8) our dependence on a strong brand image. Additional information concerning these and other factors can be found in Express, Inc.'s filings with the United States Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.